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                                                                    EXHIBIT 23.4



                  CONSENT OF FELDMAN FINANCIAL ADVISORS, INC.

We hereby consent to the inclusion of our opinion letter to the Board of Directors of SHS Bancorp, Inc. ("SHS Bancorp") as an Appendix to the Proxy Statement/Prospectus relating to the proposed merger of SHS Bancorp with and into ESB Financial Corporation contained in the Registration Statement on Form S-4 as filed with the Securities and Exchange Commission ("SEC") on the date hereof, and to the references to our firm and such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the SEC thereunder (the "Regulations"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the Regulations.



                                             FELDMAN FINANCIAL ADVISORS, INC.


                                             By:  /s/ Trent R. Feldman
                                                ------------------------------
                                                  Trent R. Feldman
                                                  President

Washington, D.C.
October 13, 1999